SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Midwest Uranium Corporation

(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Midwest Uranium Corporation

1680 – 200 Burrard Street,

Vancouver, British Columbia, Canada V6C 3L6

To the Stockholders of Midwest Uranium Corporation:

Notice is hereby given to holders of common stock of Midwest Uranium Corporation, a Nevada corporation, that the board of directors of our company have approved an amendment (the “Amendment”) to our Articles of Incorporation (the “Articles”) to create 100,000,000 preferred shares in the capital of our company (the “Preferred Shares”).

Our board of directors unanimously ratified and approved the Amendment to our Articles on August 21, 2007.

Subsequent to our board of directors’ approval of the Amendment, the holders of the majority of the outstanding shares of our company gave us their written consent to the Amendment to our Articles on August 22, 2007. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our company will file Articles of Amendment to amend our Articles to give effect to the Amendment. We will not file the Articles of Amendment to our Articles until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors fixed the close of business on August 21, 2007 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 3,0860,000 shares of our common stock issued and outstanding on August 21, 2007. We anticipate that this Information Statement will be mailed on or about October 13, 2007 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 31, 2006, being the commencement of our last completed financial year, none of the following persons have had any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term “beneficial ownership” with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

As of the record date, August 21, 2007, we had a total of 3,086,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of August 21, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Position Held With The Company	Amount and Nature of Beneficial Owner(1)	Percentage of Class(2)
Drew Bonnell 2320 Queens Avenue West Vancouver, BC V7V 2Y6	Chief Executive Officer, President, Secretary and Director	100,000(3)	3.14%
Bill Dynes 2749 Douglasdate Blvd. SW Calgary, AB T2Z 2A4	Director	25,000(4)	*
Directors and Executive Officers as a Group		125,000(5)	3.89%
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 21, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based on 3,086,000 shares of common stock outstanding on August 21, 2007, including shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 21, 2007 which are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 100,000 shares subject to vested stock options of a total of 200,000 shares subject to stock options issued on July 12, 2007 and held by Mr. Bonnell that will be vested within 60 days of August 21, 2007, and are exercisable at a price of $0.25 per common share, expiring on July 12, 2012.

(4)

Includes 25,000 shares subject to vested stock options of a total of 100,000 shares subject to stock options issued on July 12, 2007 and held by Mr. Dynes that will be vested within 60 days of August 21, 2007, and are exercisable at a price of $0.25 per common share, expiring on July 12, 2012.

(5)	Includes 125,000 shares subject to stock options that will be vested within 60 days of August 21, 2007.

DESCRIPTION OF THE COMPANY

We were incorporated under the laws of the State of Nevada on July 30, 2003 under the name Lutcam, Inc.   Following incorporation, we commenced the business of distributing Thruflow™ interlocking polymer deck panels.

We were not successful in implementing our business plan as a distributor of Thruflow deck panels and on July 19, 2007, we terminated our distribution agreements with Thruflow, Inc., the manufacturer of the Thruflow panels.

As management of our company investigated opportunities and challenges in the business of being a distributor of Thruflow deck panels, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and are focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

We may seek a business opportunity with entities which have recently commenced operations or wish to utilize the public marketplace in order to raise additional capital in order to expand business development activities or develop a new product or service. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.  No assurances can be given that we will be successful in locating or negotiating with any startups or find any assets to acquire.

The search for and analysis of new business opportunities will be undertaken by our current management who are not professional business analysts.  In seeking or analyzing prospective business opportunities, our management may utilize the services of outside consultants or advisors.

Management does not have the capacity to conduct as extensive an investigation of a target business as might be undertaken by a venture capital fund or similar institution. As a result, management may elect to merge with a target business which has one or more undiscovered shortcomings and may, if given the choice to select among target businesses, fail to enter into an agreement with the most investment-worthy target business.  Likewise, no assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target business.

As of the date hereof, management has not made any decisions concerning or entered into any written agreements for a business combination. When any such agreement is reached or other material fact occurs, we will file notice of such agreement or fact with the Securities and Exchange Commission on Form 8-K. Persons reading this Information Statement are advised to determine if we have subsequently filed a Form 8-K.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table and text sets forth the names and ages of all directors, executive officers and significant employees of the company as of the record date. All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the board of directors, and are appointed to serve until the first board of directors meeting following the annual meeting of shareholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Directors, executive officers and other significant employees:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Drew Bonnell	President, Chief Financial Officer, Secretary and Director	50	July 24, 2007
Bill Dynes	Director	54	July 24, 2007

The backgrounds and experience of our directors, executive officers and other significant employees are as follows:

Drew Bonnell

Mr. Bonnell has served as the chief financial officer, secretary, treasurer and a director of Eden Energy Corp. (the common shares of which are registered under the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board) since May 2004. From 1997 to divestiture in 2006, Mr. Bonnell served as President and director of a private BC based company with business interests in Whistler Canada where he was responsible for all aspects of the company.

Mr. Bonnell graduated from the Richard Ivey School of Business at the University of Western Ontario with a Masters of Business Administration degree in 1998. For a period of 12 years prior to graduation, Mr. Bonnell served as President and director of multiple private companies engaged in tourism operations in key resort destinations in Western Canada. In these positions, Mr. Bonnell had the responsibility to manage the affairs of each of these companies; to ensure the operation of the business, and interact with all professional services and counsel as required.

Mr. Bonnell is active as a businessman and a member of the worldwide Ivey alumni association.

Bill Dynes

Mr. Dynes brings 30 years of practical mining, mineral exploration, and corporate managerial experience. He started with Noranda Mines Ltd, Hendrix Lake division, in 19'75, as a mineral assayer at their Boss Morurtain Molybdenum Mine. He moved on to designing and managing mineral exploration programs in BC, Mexico, the Yukon, NWT, Africa and Brazil. Mr. Dynes had integral and direct involvement in the successful discoveries of the Jericho (Tahera Diarnond Corporation) and Gaucho Kue (Debeers Canada) diamond deposits in the Northem Canada and in the setting up the Diamond Research Center at UBC. He has gained extensive experience in corporate management and the search for precious metals and diamondiferous kimberlites in Canada, Mexico and Tanzania. Mr Dynes has a Bachelor of Science Honors Degree from the University of British Columbia.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

MARKET FOR THE COMPANY'S STOCK AND RELATED STOCKHOLDER MATTERS

Our shares of common stock do not trade on any stock exchange or through the facilities of any quotation system.  We have to have our shares of common stock quoted on the National Association of Securities Dealers’ OTC Bulletin Board; however, there is no guarantee that we will be successful.

Our shares of common stock are issued in registered form. Island Stock Transfer of 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701 (Telephone: 727.289.0010; Facsimile: 727.289.0069) is the registrar and transfer agent for our shares of common stock.

On August 21, 2007, the shareholders' list of our shares of common stock showed 26 registered shareholders and 3,086,000 shares outstanding.

AMENDMENT TO OUR COMPANY'S ARTICLES

Our Articles authorize the issuance of 75,000,000 shares of common stock, $0.001 par value. On August 21, 2007, our board of directors ratified and approved an amendment to the Articles for the creation of the class of Preferred Shares.

The general purpose and effect of the Amendment to our Articles is the creation of the Preferred Shares. Pursuant to a shareholders’ consent resolution dated August 22, 2007, shareholders holding a majority of our common stock approved the Amendment to alter our authorized share structure to include 100,000,000 Preferred Shares with a par value of $0.001, issuable in one or more series, with the number of shares in, and the special rights or restrictions attached to such series, to be designated by our board of directors.

Our management and board of directors believe that the Amendment to create the class of Preferred Shares issuable in series will benefit our company by allowing greater flexibility. Among other things, management believes that the Amendment will help avoid delays and reduce expenses associated with convening a special meeting to approve alterations to our company’s authorized share structure. This benefit will facilitate private placement financings involving the issuance of preferred shares with specifically negotiated terms and conditions. When the Amendment is effected with the Secretary of State of Nevada, the terms of any Preferred Shares to be authorized, including dividend, interest rate, conversion rights and prices, redemption rights and prices, maturity dates and similar matters will be determined by our board of directors immediately prior to the time of issuance without shareholder approval.

Upon the effective date of the Amendment, our board of directors will be authorized to issue Preferred Shares that may be convertible into shares of our common stock, thereby diluting our current shareholders and putting downward pressure on our stock price.

As of the date of this Information Statement, we have not entered into any financing transaction. As a result, our board of directors cannot determine at this time what the rights and restrictions of the class or series of Preferred Shares will be or what the nature and approximate consideration that our company will receive upon the issuance of Preferred Shares.

As of the record date, we had 3,086,000 shares issued and outstanding.

DISSENTERS RIGHTS

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to our company’s proposed Amendment to our Articles.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our company’s Form 10-KSB and Form 10-QSB, filed with the SEC. Additional copies are available on the SEC’s EDGAR database at www.sec.gov or by calling our company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

MIDWEST URANIUM CORPORATION

By: /s/ Drew Bonnell

Drew Bonnell

President, Chief Financial Officer,

Secretary and Director

SCHEDULE A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Midwest Uranium Corporation

2. The articles have been amended as follows (provide article numbers, if available):

The capital stock of this corporation shall consist of 75,000,000 shares of common stock with a par value of $0.001 and 100,000,000 Preferred Shares with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the board of directors.

3.            The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 55.46%

4.            Effective date of filing (optional):

5.            Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

CW1339217.1